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                                   Exhibit 4.1
                      Specimen of Common Stock Certificate


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   Number                                                                     Shares
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                           [perfumania.com, inc. logo]

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     THIS IS TO CERTIFY THAT _____________________________ IS THE OWNER OF

_____________________________________________________________ fully paid and non-assessable shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in the person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
WITNESS, the seal of the Corporation and the signatures of its duly authorized officers.

DATED ____, 1999

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Chairman and Chief                                       Secretary
Executive Officer